UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------
                                    FORM 8-K
                                   ----------

                                 CURRENT REPORT
     Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 2, 2007

                        CHINA YINGXIA INTERNATIONAL, INC.
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Florida                     000-30790              65-0664961
(State or other jurisdiction of  (Commission File Number)    (IRS Employee
 incorporation or organization)                             Identification No.)

HARBIN YINGXIA INDUSTRIAL CO., LTD, NO.300, XIDAZHI STREET
NANGANG, HARBIN HEILONGJIAN                                       F4 150001
(Address of principal executive offices)                          (Zip Code)

c/o American Union Securities 100 Wall Street
15th Floor New York, NY                                             10005
(Address of principal agent offices)                              (Zip Code)

Registrant's telephone number, including area code:     (212) 232-0120


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

     On February 2, 2007, we accepted the resignation of John Leo from his positions with us as Secretary and a member of the Board of Directors. His resignation was not a result of any disagreement with us.

     On February 8, 2007, the Board appointed Dr. Zhaobo Wang and Mr. Gerald Montiel to serve as independent directors of the Company.

     Dr. Wang is a distinguished educator with business experience. Dr. Wang has been a professor of Operations Management/Business Statistics of Fairleigh Dickinson University (FDU) since 1992. He established the Chinese American Business Institute at FDU where he serves as the first director. Dr. Wang was elected as the first ever Asian-American school board member of Edison Township. Dr. Wang received his Ph.D. in Operations Management in 1992 and MBA in Management Information Systems in1990 from Rutgers University.

     Mr. Montiel was the founder and Chairman of the Board and Chief Executive Officer of Dickie Walker Marine, Inc., a Nasdaq traded company, since inception in October 2000 until May of 2006, and Chief Financial Officer since inception until February 2002. In 1987, Mr. Montiel co-founded Ashworth, Inc., a Nasdaq traded company, and served as its President and Chief Executive Officer from its inception until 1995, and as Chairman of the Board from its inception until his retirement from Ashworth in 1998. Mr. Montiel graduated from Colorado State University with a Bachelor of Arts with an emphasis in Marketing. He was recognized as its Honored Alumni of the Year in 1994.

     Dr. Wang has been appointed by the Board to serve on the Nominating and Corporate Governance Committee. Mr. Montiel was appointed to serve as an independent director of the Company on its Nominating and Corporate Governance Committee, the Compensation Committee, and as Chairman of the Audit Committee.

     The Company entered into an independent director agreement with Dr. Wang and Mr. Montiel, which sets forth their duties as an independent director and the terms of his compensation. Pursuant to the terms of the agreement, the Company agreed to pay Dr. Wang a fee of $1,500 for each formal Board and Committee meeting in which Director participates, either in person or by teleconference and an aggregate value of $20,000 per annum, calculated based on the average closing price per share for the five (5) trading days preceding and including January 1 of such year. Pursuant to the terms of the agreement, the Company agreed to pay Mr. Montiel a fee of $3,000 for each formal Board and Committee meeting in which Director participates, either in person or by teleconference and an aggregate value of $20,000 per annum, calculated based on the average closing price per share for the five (5) trading days preceding and including January 1 of such year.

     Dr. Wang and Mr. Montiel have no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Dr. Wang or Mr. Montiel had, or will have, a direct or indirect material interest.


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

Item 9.01  Financial Statements And Exhibits.

(a)  Financial Statements of Business Acquired.

     None

(b)  Pro Forma Financial Information.

     None

(c)  Shell Company Transactions.

     None


(c)  Exhibits.

     None.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CHINA YINGXIA INTERNATIONAL, INC.

Date: February 8, 2007               By:    /s/ Yingxia Jiao
                                            ----------------
                                     Name:  Yingxia Jiao
                                     Title: President, Chief Executive Officer




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